Exhibit 10.4

EXECUTION VERSION

January __, 2021

_______________(“Shareholder”)

Shareholder Irrevocable Voting Undertaking

Ladies and Gentlemen:

Reference is made to the Business Combination Agreement (the “BCA”), dated as of the date hereof, by and among, inter alia, (i) Alussa Energy Acquisition Corp (“Purchaser”), (ii) FREYR AS (the “Company”) and (iii) the Major Shareholders (as defined in the BCA). The transactions contemplated by the BCA are referred to as the “Transaction”. Capitalized terms used herein without definition shall have the meaning ascribed thereto in the BCA.

As a condition to the consummation of the Transaction, the shareholders of the Company (the “Shareholders”) must approve the Company Shareholder Approval Matters.

The Shareholder owns, as of the date hereof ordinary shares in the Company set out on the signature page hereto (the “Existing Shares”). “Existing Shares” shall also include any ordinary shares of the Company over which the Shareholder owns or otherwise has the power to vote or direct the voting of. “Company Shares” shall refer to (i) the Existing Shares and (ii) any additional ordinary shares of the Company which the Shareholder or any of its controlled entities acquires, or acquires the power to vote or direct the voting of, after the date of this undertaking.

As a condition to the willingness of the Purchaser to enter into the BCA, the Shareholder hereby irrevocably undertakes to the Purchaser and the Company as follows:

1.	Shareholder Vote; Grant and Appointment of Proxy.

a)	At any meeting or written resolutions of the Shareholders held prior to or on the earlier of (x) the Second Closing and (y) termination of the BCA, as the case may be, concerning the Company Shareholder Approval Matters or any matter relating to the Transaction, or where such may arise for consideration, and at every adjournment or postponement thereof, or in any action proposed to be taken by the consent of the Shareholders prior to the Second Closing concerning the Company Shareholder Approval Matters or any matter relating to the Transaction, the Shareholder irrevocably and unconditionally undertakes to appear (in person or by proxy) to cast votes in respect of the Company Shares:

i.	in favor of the adoption or approval of the Company Shareholder Approval Matters;

ii.	in favor of the adoption or approval of such matters as the Company and Purchaser shall hereafter mutually determine to be necessary or appropriate to effect the Transaction, provided that such matters are consistent with the terms of the BCA;

iii.	in favor of any adjournment or postponement of any meeting of the Shareholders as may be requested by the chairman of the meeting;

iv.	against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Transaction or any of the other matters contemplated by the BCA or this undertaking or the performance by Shareholder of its obligations under this undertaking, including, without limitation: (A) any extraordinary corporate transaction, such as a scheme of arrangement, merger, consolidation or other business combination involving the Company (other than the matters contemplated by the BCA); (B) a sale, lease or transfer of a material amount of assets of the Company or a reorganization, recapitalization or liquidation of the Company (other than the matters contemplated by the BCA); (C) an election of new members to the board of directors of the Company, other than nominees to the board of directors of the Company who are serving as directors of the Company on the date of this undertaking or as otherwise provided in the BCA; or (D) the adoption or approval of any amendment, supplement, or restatement of the Company’s Organizational Documents to the extent such amendment, supplement or restatement would prevent, interfere with, impair or delay the consummation of the Transaction; and

v.	against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the BCA, or of the Shareholder contained in this undertaking.

b)	The Shareholder hereby irrevocably appoints each director and officer of the Company (acting individually) as its proxy and attorney-in-fact (with full power of substitution), to vote or cause to be voted (including by proxy or written resolution, if applicable) the Company Shares in accordance with clause 1.1(a) at any annual or special meeting of the Shareholders, however called, including any adjournment or postponement thereof, at which any of the matters described in clause 1.1(a) is to be considered. The Shareholder represents that all proxies, powers of attorney, instructions or other requests given by the Shareholder prior to the execution of this undertaking in respect of the voting of the Company Shares, if any, are not irrevocable and the Shareholder hereby revokes (or will cause to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to the Company Shares. The Shareholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

c)	The Shareholder affirms that the irrevocable proxy and power of attorney set forth in clause 1.1(b) is given in connection with the execution of the BCA, and that such irrevocable proxy and power of attorney is given to secure the performance of the duties of the Shareholder under this undertaking. The Shareholder further affirms that the irrevocable proxy and power of attorney is coupled with an interest and is intended to be irrevocable prior to the termination of this undertaking. If for any reason the proxy and power of attorney granted herein is not irrevocable, then the Shareholder agrees to vote the Company Shares in accordance with clause 1.1(a) above.

2.	Covenants

a)	The Shareholder shall not directly or indirectly sell, pledge, permit to exist any lien of any nature whatsoever over, lend, grant an option to purchase, grant or enter into any voting agreement or proxy or otherwise dispose of or offer or agree to do any of the foregoing with respect to any of the Company Shares, any voting rights to the Company Shares or any securities convertible into or exercisable or exchangeable for shares of the Company, provided, however, that this shall not prohibit the entering into or completion of an agreement to (i) dispose of any security issued by Norway Merger Sub 1 to any Major Shareholder, Encompass Capital Master Fund LP, BEMAP Master Fund LP or Encompass Capital E L Master Fund L.P. in exchange for the acquisition of any security issued by SVPH or (ii) dispose of any security issued by SVPH in exchange for the acquisition of any security issued by Norway Merger Sub 1.

b)	The Shareholder shall not take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have or could have the effect of preventing, impeding or interfering with or adversely affecting the performance by the Shareholder of its obligations under this undertaking.

c)	The Shareholder shall promptly notify the Company and Purchaser of the number of any ordinary shares of the Company acquired by the Shareholder after the date hereof and prior to the termination of this undertaking.

d)	The Shareholder agrees to promptly provide any information reasonably requested by the Company, the Purchaser or any of their respective affiliates for any regulatory application or filing made or approval sought in connection with the Transaction (including filings with the United States Securities and Exchange Commission (the “SEC”)), and to permit the Company, FREYR or Pubco to publish and disclose in any proxy statement, shareholder meeting circular, press release or any filing with the SEC, the Shareholder’s identity and ownership of Company Shares or other equity securities of the Company and the nature of the Shareholder’s commitments, arrangements and understandings under this undertaking.

e)	The Shareholder shall, upon the request of the Company and Purchaser, execute and deliver any additional documents, consents or instruments and take such further actions as may be reasonably deemed by the Company and Purchaser to be necessary or desirable to carry out the provisions of this undertaking.

3.	Representations and Warranties

a)	The Shareholder hereby represents to the Company and Purchaser as follows:

i.	that it has full corporate power and authority to execute and deliver this undertaking and to perform its obligations hereunder and that this undertaking has been duly executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms;

ii.	that it has received and reviewed a copy of the BCA, and made its own independent decision to enter into this undertaking based upon its judgment and upon advice from such independent advisors as the Shareholder has deemed necessary;

iii.	that the execution and delivery of this undertaking by the Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law or agreement binding upon the Shareholder or the Existing Shares, nor require any authorization, consent or approval of, or filing with, any governmental authority, nor result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any property or asset of such Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or any of the Existing Shares are bound;

iv.	that it owns, beneficially and of record, or controls all of the Existing Shares, and all of the Existing Shares are free and clear of any proxy, voting restriction, adverse claim, pledge, mortgage, encumbrance, charge, option, security interest, other lien or demand of any nature or any kind (other than any restrictions created by this undertaking, by the BCA and by applicable securities laws), and has sole voting power and power of disposition with respect to the Existing Shares, with no restrictions on the Shareholder’s rights of voting or disposition pertaining thereto, and no person other than the Shareholder has any right to direct or approve the voting or disposition of any of the Existing Shares;

v.	that there are no claims for finder’s fees or brokerage commission or other like payments in connection with this undertaking, the BCA, the Transaction or the transactions contemplated hereby payable by Shareholder pursuant to arrangements made by Shareholder;

vi.	that there is no action, suit, investigation or proceeding pending against, or, to the knowledge of Shareholder, threatened against Shareholder or any of Shareholder’s properties or assets (including, but not limited to, the Existing Shares) that could reasonably be expected to prevent, materially delay or impair the ability of Shareholder to perform its obligations under this undertaking or consummate any of the transactions contemplated hereby;

vii.	that except for the Existing Shares and other securities of the Company set forth next to Shareholder’s name on Schedule I hereto, as of the date of this undertaking, the Shareholder is not a beneficial owner or record holder of any: (i) equity securities of the Company, (ii) securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company or (iii) options, warrants or other rights to acquire from the Company, any equity securities or securities convertible into or exchangeable for equity securities of the Company.

b)	The Shareholder understands that the Company and Purchaser are entering into the BCA in reliance on the representations, warranties, covenants and other agreements of the Shareholder set forth in this undertaking and would not enter into the BCA if the Shareholder did not enter into this undertaking.

4.	Miscellaneous

a)	This undertaking shall terminate and be of no further effect upon the earlier to occur of (a) the Second Closing and (y) termination of the BCA. Notwithstanding the preceding sentence, clause 4 shall survive any termination of this undertaking. Nothing in this clause 4(a) shall relieve or otherwise limit any party’s liability for any breach of this undertaking prior to or termination or any willful breach of this undertaking.

b)	All claims or causes of action that may be based upon, arise out of or relate to this undertaking, or the negotiation, execution or performance of this undertaking, may be made only against the Shareholder and no person who is not a party hereto shall have any rights to enforce its terms.

c)	This undertaking shall be governed by and construed in all respects in accordance with the laws of Norway. No rule of Law which would result in the application of any other Law on this undertaking shall apply.

d)	Any claim arising out of or in connection with this undertaking shall be subject to the exclusive jurisdiction of the courts of Norway. Oslo shall be the exclusive venue for bringing suit. Injunctive relief and enforcement action in respect of any ruling by the courts of Norway may be sought in any competent court.

e)	The parties hereto agree that irreparable damage would occur if any provision of this undertaking were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this undertaking or to enforce specifically the performance of the terms and provisions hereof. Such remedies will not be the exclusive remedies for any such breach but will be in addition to all other remedies available to the party.

f)	The Shareholder consents to the disclosure of the existence and terms of this undertaking in any public announcement, filing with the SEC or other disclosure that is made or issued by either the Company, the Purchaser or any of their respective affiliates in connection with the Transaction.

g)	Neither this undertaking nor any of the rights or obligations hereunder may be assigned by the parties hereto without the prior written consent of the other parties. Any attempted assignment in violation of this clause 4(g) shall be null and void. Subject to the preceding two sentences, this undertaking will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

h)	All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or three (3) days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or by e-mail transmission, and shall be directed to the address set forth below (or at such other address as such party shall designate by like notice):

If to Purchaser:

Alussa Energy Acquisition Corp.
PO Box 500, 71 Fort Street
Grand Cayman KY1-1106, Cayman Islands

Attention:	Daniel Barcelo
Email:	Daniel@alussaenergy.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP
40 Bank Street
London, United Kingdom E14 5DS

Attention:	Danny Tricot
Denis Klimentchenko
Email:	danny.tricot@skadden.com
denis.klimentchenko@skadden.com

If to the Company:

Freyr AS
Nytorget 1
8622 Mo i Rana, Norway

Attention:	Chief Legal Officer
Email:	contract-notifications@freyrbattery.com

with a copy (which shall not constitute notice) to:

Wilson, Sonsini, Goodrich & Rosati
28 State Street, 37th Floor

Boston, MA 02109-1700, United States

Attention:	Mark Solakian and Mark Baudler
Email:	msolakian@wsgr.com and MBaudler@wsgr.com

and

Advokatfirmaet BAHR AS
Tjuvholmen allé 16
0252 Oslo, Norway

Attention:	John Christian Thaulow and Svein Gerhard Simonnaes
Email:	jct@bahr.no and sgs@bahr.no

If to the Shareholder:

Address: [●]

Attention: [●]

Email: [●]

i)	Any provision of this undertaking may be amended or waived if, and only if, such amendment or waiver is in writing and signed (a) in the case of an amendment, by the Purchaser, the Company and the Shareholder, and (b) in the case of a waiver, by the party or parties against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

j)	This undertaking may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This undertaking shall become effective from the date of this undertaking. No provision of this undertaking is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto, and their respective successors and assigns.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this undertaking to be duly executed by their respective authorized officers as of the day and year first above written.

Name of shareholder:

Number of Existing Shares:

By:
Name:
Title:

Alussa Energy Acquisition Corp.

By:
Name:
Title:

FREYR AS

By:
Name:
Title:

[Signature page to Major Shareholder Irrevocable Voting Undertaking]